UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2014

CorVel Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 851-1473

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, Donald McFarlane indicated his intention to retire from his position as Chief Information Officer of CorVel Corporation (the “Company”), to be effective on April 30, 2015. Officers of the Company have been in discussions with Mr. McFarlane since then regarding his potential departure. On January 29, 2015, Mr. McFarlane tendered his final notice to retire to the Company’s Board of Directors. Mr. McFarlane has been with the Company for 21 years, starting in 1994.

Michael Combs, the Company’s Deputy Chief Information Officer, will be promoted to the position of Chief Information Officer to be effective upon Mr. McFarlane’s retirement on April 30, 2015. Mr. Combs has been with the Company for 23 years, joining the Company as a software engineer in October 1991. He was promoted to Vice President of MedCheck Development in 2005 and to Deputy Chief Information Officer in 2014. Mr. Combs is 51 years old, has a current annual salary of $170,000 and is eligible for a discretionary annual bonus and discretionary options grants pursuant to the Company’s stock option plan. Mr. Combs also participates in the Company’s standard employee benefit plans.

There are no arrangements or understandings between Mr. Combs and any other persons pursuant to which he was selected as officer. In addition, there are no family relationships between Mr. Combs and any other director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2015

CORVEL CORPORATION, a Delaware corporation (Registrant)

By:	/s/ V. Gordon Clemons
V. Gordon Clemons
Chief Executive Officer and President